                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Kevin F. McLaughlin, Senior Vice President and Chief Financial
                  Officer of PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4274 or kevin.mclaughlin@praecis.com.

                      PRAECIS PHARMACEUTICALS INCORPORATED
                  REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS

WALTHAM, MA -- OCTOBER 25, 2002 -- PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ:
PRCS) today announced consolidated financial results for the three and nine months ended September 30, 2002.

The Company's net loss for the three months ended September 30, 2002 was approximately $5,568,000, or $0.11 per diluted share, compared to a net loss of approximately $22,217,000, or $0.44 per diluted share, for the three months ended September 30, 2001. For the nine months ended September 30, 2002, net loss was $32,469,000, or $0.63 per diluted share, compared to a net loss of $47,061,000, or $0.95 per diluted share, for the nine months ended September 30, 2001.

The decreased loss for the three months ended September 30, 2002 was due primarily to the settlement in connection with the termination of the Company's agreement with Amgen Inc. As previously announced in August, the Company paid $13,000,000 in final settlement of all amounts payable, resulting in a one-time net gain of $16,020,000. For the third quarter of 2002, compared to the third quarter of 2001, operating expenses were lower due principally to a reduction in spending on the Company's prostate cancer program. These expense reductions were offset by a decline in reimbursement revenue from the Company's former collaborators and decreased net interest income.

Malcolm L. Gefter, Ph.D., PRAECIS' Chairman and Chief Executive Officer, commenting on the Company's prostate cancer program, stated, "We intend to resubmit to the U.S. Food and Drug Administration (FDA), during the first quarter of 2003 our New Drug Application for Plenaxis(TM), for use in a defined sub-population of advanced prostate cancer patients for whom

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PRAECIS PHARMACEUTICALS INCORPORATED Reports Third Quarter 2002 Results Page -2-

the use of existing hormonal therapies may not be appropriate. Results from the clinical trial supporting this indication were presented at the 2001 Annual Meeting of the American Society of Clinical Oncology, and suggest that patients, when placed on Plenaxis therapy, were able to avoid surgical castration (orchiectomy), the study's primary clinical goal (endpoint). We intend, upon FDA approval of our application, to market and sell Plenaxis through our own marketing and sales team in the United States."

Dr. Gefter continued, "We are pleased with the progress that we have made this year on our other drug development programs. On October 10, 2002, we updated our investors on the status and progress of all of our drug development programs. In summary, we are currently conducting a pharmacokinetic study of Plenaxis for the treatment of endometriosis. We are very pleased with the interim data from our Phase 1a study in healthy volunteers of Apan(TM), our drug candidate for the treatment of Alzheimer's disease. Preliminary observations from cerebrospinal fluid from these healthy volunteers indicate that Apan successfully passes through the blood-brain barrier and apparently stimulates the clearance of amyloid beta, a suspected key culprit in the development of Alzheimer's disease. Finally, we are intending to file an Investigational New Drug Application for PPI-2458 during 2003, and are continuing to evaluate in preclinical studies the potential utility of this compound for the treatment of rheumatoid arthritis as well as certain types of cancer."

At September 30, 2002, the Company had cash and cash equivalents and marketable securities of approximately $209,057,000, compared to approximately $266,216,000 at December 31, 2001. As previously announced, the Company projects it will end the year with approximately $181,000,000 to $186,000,000 in cash, cash equivalents and marketable securities.

Assuming timely regulatory approval to market Plenaxis in the United States for a defined sub-population of advanced prostate cancer patients, partnering of clinical programs at opportune times and continued conservative fiscal management, the Company believes that it should have sufficient financial resources to execute its operating plan and attain profitability by 2006 without the need to return to the capital markets.

The Company is planning to report fourth quarter and year end 2002 results on January 31, 2003. For information regarding live webcasts and investment community conference calls related to fourth quarter 2002 results, please refer to http://www.praecis.com approximately one week prior to the financial reporting release date.

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PRAECIS PHARMACEUTICALS INCORPORATED Reports Third Quarter 2002 Results Page -3-

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS employed LEAP in the development of Plenaxis(TM), its candidate for the treatment of hormonally responsive advanced prostate cancer and endometriosis. PRAECIS also has a clinical program in Alzheimer's disease, and has five programs in the research or preclinical development stage.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING ADDITIONAL CLINICAL STUDIES OF, THE RE-FILING OF, AND CONTINUED REGULATORY REVIEW BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION (FDA) OF A NEW DRUG APPLICATION FOR, AND THE COMMERCIALIZATION PLANS FOR, PLENAXIS(TM) FOR THE TREATMENT OF HORMONALLY RESPONSIVE ADVANCED PROSTATE CANCER, THE CONTINUATION OF THE COMPANY'S CLINICAL PROGRAMS IN ENDOMETRIOSIS AND ALZHEIMER'S DISEASE, THE SUBMISSION TO THE FDA OF AN INVESTIGATIONAL NEW DRUG APPLICATION FOR PPI-2458, AND THE COMPANY'S EXPECTED FINANCIAL POSITION AND RESULTS. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE TIMING AND CONTENT OF DECISIONS MADE BY THE FDA, UNEXPECTED RESULTS IN ONGOING AND FUTURE CLINICAL OR PRECLINICAL TRIALS AND RELATED ANALYSES, THE NEED FOR ADDITIONAL RESEARCH AND TESTING, INCLUDING AS A RESULT OF UNANTICIPATED DETERMINATIONS BY THE FDA, UNEXPECTED EXPENDITURES, AND THE COMPANY'S ABILITY TO ENTER INTO CORPORATE COLLABORATIONS ON ACCEPTABLE TERMS, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2002 .


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PRAECIS PHARMACEUTICALS INCORPORATED Reports Third Quarter 2002 Results Page -4-

                      PRAECIS PHARMACEUTICALS INCORPORATED
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                            Three Months Ended                          Nine Months Ended
                                                                  September 30,                            September 30,
                                                   --------------------------------------      -----------------------------------
                                                           2001                2002                 2001                 2002
                                                   --------------------    --------------      ----------------     --------------
Corporate collaboration revenue                           $ 2,479             $      -             $ 8,228              $ 1,029

Costs and expenses:
    Research and development                               22,767               19,986              49,481               44,840
    Sales and marketing                                     1,933                  325               8,312                1,039
    General and administrative                              1,831                2,274               4,808                7,131
                                                   --------------------    --------------      ----------------     --------------
        Total costs and expenses                           26,531               22,585              62,601               53,010
                                                   --------------------    --------------      ----------------     --------------
Operating loss                                            (24,052)             (22,585)            (54,373)             (51,981)

Interest income, net                                        1,835                  997               7,312                3,492
Gain on termination of collaboration agreement                  -               16,020                   -               16,020
                                                   --------------------    --------------      ----------------     --------------
Net loss                                                $ (22,217)            $ (5,568)          $ (47,061)           $ (32,469)
                                                   ====================    ==============      ================     ==============

Basic and diluted net loss per share                      $ (0.44)             $ (0.11)            $ (0.95)             $ (0.63)

Weighted average number of basic
   and diluted shares outstanding                          50,958               51,782              49,304               51,643

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PRAECIS PHARMACEUTICALS INCORPORATED Reports Third Quarter 2002 Results Page -5-

                      PRAECIS PHARMACEUTICALS INCORPORATED
                     Condensed Consolidated Balance Sheets
                                 (in thousands)

                                    DECEMBER 31, 2001        SEPTEMBER 30, 2002
                                    ----------------         ------------------
                                                                (unaudited)
Cash and cash equivalents              $144,685                  $101,138
Marketable securities                   121,531                   107,919
Other current assets                      1,241                     1,143
Net fixed assets and other assets        74,668                    73,531
                                    -----------              ------------
  Total assets                         $342,125                  $283,731
                                    ===========              ============
Current liabilities                     $38,429                   $12,367
Long term liabilities                    33,000                    33,000
Total stockholders' equity              270,696                   238,364
                                    -----------              ------------
  Total liabilities and
    stockholders' equity               $342,125                  $283,731
                                    ===========              ============


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